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                                    EXHIBIT A



                             JOINT FILING AGREEMENT


                  The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Advanced Switching Communications, Inc., dated as of February 9, 2001, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:  February 9, 2001

                                               BAKER COMMUNICATIONS FUND, L.P.

                                               By:  Baker Capital Partners, LLC,
                                                    Its General Partner


                                               By: /S/ JOHN C. BAKER
                                                   -----------------------------
                                                   Name:    John C. Baker
                                                   Title:   Manager


                                               BAKER CAPITAL PARTNERS, LLC


                                               By: /S/ JOHN C. BAKER
                                                   -----------------------------
                                                   Name:    John C. Baker
                                                   Title:   Manager